Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS RECORD FIRST QUARTER FISCAL 2013 FINANCIAL RESULTS

Q1 Net Revenues Increased 38%; Q1 Comparable Store Sales Increased 41%; Q1 Adjusted Diluted EPS of $0.06

Company Provides Q2 Guidance of Revenue Growth Between 28% and 30%, Adjusted Diluted EPS of $0.40 to $0.42

Company Increases Fiscal 2013 Guidance to Revenue Growth Between 23% and 27% from Previous Range of 19% to 22%, Adjusted Diluted EPS of $1.41 to $1.47 versus Previous Guidance of $1.29 to $1.37

Corte Madera, CA – June 13, 2013 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the first quarter ended May 4, 2013.

First Quarter Highlights

•	Net revenues increased 38% on top of an 18% increase for the same period last year

•	Comparable store sales increased 41% on top of 26% growth for the same period last year

•	Direct revenues increased 38% on top of a 20% increase for the same period last year

•

Adjusted operating income increased to $4.6 million from an operating loss of $0.6 million for the same period last year; GAAP operating income of $0.5 million from an operating loss of $2.1 million for the same period last year

•	Adjusted net income increased to $2.3 million from a net loss of $1.3 million for the same period last year; GAAP net loss of $0.2 million from a net loss of $3.7 million for the same period last year

•	Adjusted diluted earnings per share reached $0.06; GAAP diluted earnings per share of $0.00

Carlos Alberini, Chief Executive Officer, said, “We are extremely pleased with our first quarter performance and financial results. During the period, we delivered an increase in net revenues of 38%, comp store sales growth of 41%, and a significant improvement in profitability as we continued to invest in our infrastructure and new businesses to support our growth.”

Mr. Alberini commented, “We are receiving overwhelming support and interest from the landlord community, with offers for leases with more favorable terms that are typically available only to anchor tenants in several of the most prestigious shopping centers in North America. We believe that over time, these new deals will enable us to deliver higher sales and increased earnings, reduce our capital investment, and achieve higher ROIC. We now see opportunities to have Full Line Design Galleries in more than the approximately 50 markets we previously identified and are currently in lease discussions for over 30 locations in North America, including New York, Chicago, Miami, Denver, Nashville, New Orleans and San Diego, among many others.”

Gary Friedman, Chairman Emeritus, Creator and Curator commented, “Our continued industry leading performance is a reflection of our demonstrated ability to innovate, curate and integrate new products, businesses and experiences. Our Spring Collection, inclusive of our new catalogs, RH Tableware and RH Objects of Curiosity, is performing ahead of our plans. This Fall, we plan to launch two new catalogs, RH Leather and RH Rugs. The new catalogs will include expanded and dominant collections presented in a dramatic and innovative context. As previously announced, this Fall we will also launch RH Contemporary Art, post the Rain Room exhibition at the Museum of Modern Art in New York, with our inaugural exhibition “Autonomy” with existing and newly commissioned artworks by the Rain Room creators, rAndom International, in our new art gallery in the Meatpacking-Chelsea Arts District. We will also launch our immersive new online Contemporary Art platform, as well as an Art Journal.”

Mr. Friedman continued, “Also announced today, is our intent to launch two new businesses, RH Kitchen and Tableware and RH Antiquities. RH Kitchen and Tableware provides another logical opportunity for growth as we expand beyond our initial tableware offering and create a curated collection of kitchen furniture, appliances, lighting, cookware, tools, and food. RH Antiquities will provide an opportunity to fill current customer demand with a curated collection of antiques as we enter this $25 billion highly fragmented market. These new businesses will further enhance our brand position and provide meaningful long-term growth opportunities.”

First Quarter Fiscal 2013 Financial Results

Revenue—Net revenues for the first quarter of fiscal 2013 increased 38% to $301.3 million from $217.9 million for the first quarter of fiscal 2012. This is on top of an 18% increase in net revenues for the first quarter of fiscal 2012.

•	Comparable store sales increased 41% for the first quarter of fiscal 2013. This growth compares to an increase of 26% in comparable store sales for the first quarter of fiscal 2012.

•

As of May 4, 2013, the Company operated a total of 70 retail stores, consisting of 62 Galleries, 5 Full Line Design Galleries and 3 Baby & Child Galleries, as well as 14 outlet stores throughout the United States and Canada. This compares to a total of 74 retail stores, consisting of 70 Galleries, 2 Full Line Design Galleries and 2 Baby & Child Galleries, as well as 10 outlet stores open at the end of the first quarter of fiscal 2012.

•	Direct revenues increased 38% to $142.0 million for the first quarter of fiscal 2013. This growth is on top of the 20% increase in direct revenues for the first quarter of fiscal 2012.

Operating Income (Loss)*—Adjusted operating income for the first quarter of fiscal 2013 increased to $4.6 million compared to an operating loss of $0.6 million for the first quarter of fiscal 2012. Including the impact of variable non-cash stock-based compensation charges and costs related to the Company’s follow-on offering, operating income was $0.5 million compared to an operating loss of $2.1 million for the prior year fiscal quarter.

EBITDA*—Adjusted EBITDA for the first quarter of fiscal 2013 increased 82% to $11.2 million compared to adjusted EBITDA of $6.2 million for the first quarter of fiscal 2012. Including the impact of variable non-cash stock-based compensation charges and costs related to the Company’s follow-on offering, EBITDA for the quarter was $7.1 million compared to EBITDA of $4.3 million for the prior year fiscal quarter.

Net Income (Loss)*—Adjusted net income increased to $2.3 million for the first quarter of fiscal 2013 from an adjusted net loss of $1.3 million for the first quarter of fiscal 2012. GAAP net loss during the first quarter 2013 was $0.2 million compared to a GAAP net loss of $3.7 million for the first quarter of fiscal 2012.

Earnings Per Share*—Adjusted diluted EPS increased to $0.06 for the first quarter of fiscal 2013 from a loss of $0.04 for the first quarter of fiscal 2012. GAAP diluted EPS during the first quarter of fiscal 2013 was $0.00.

Outlook

The Company is providing the following guidance for the second quarter of fiscal 2013:

•	Net revenues in the range of $375 million to $380 million

•	Adjusted net income in the range of $15.7 million to $16.5 million

•	Adjusted diluted EPS in the range of $0.40 to $0.42

The Company is increasing its guidance for the fiscal year ending February 1, 2014 as follows:

•	Net revenues in the range of $1.47 billion to $1.51 billion

•	Adjusted net income in the range of $55.8 million to $58.2 million

•	Adjusted diluted EPS in the range of $1.41 to $1.47

The Company’s adjusted net income and adjusted diluted earnings per share guidance does not include (i) non-cash stock based compensation charges, which for the second quarter are estimated to be $26.1 million or (ii) follow-on offering distribution costs relating to our common stock. The Company’s fiscal year 2013 will include 52 weeks compared to fiscal year 2012 which included 53 weeks.

Conference Call and Webcast Information

Restoration Hardware Holdings, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the first quarter results. Interested parties may access the call by dialing (866) 510-0707 (United States/Canada) or (617) 597-5376 (International), passcode 49317127. A live broadcast of Restoration Hardware’s quarterly conference call will also be available online at the Company’s website www.restorationhardware.com under Investor Relations. A replay of the conference call will be available through June 27, 2013 by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 29480670 as well as on the Company’s investor relations website.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc.—NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, pro forma EPS and adjusted diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. With respect to the Company’s adjusted net income and adjusted diluted EPA guidance for the second fiscal quarter and the full year of fiscal 2013, the Company is not able to provide a reconciliation of these non-GAAP financial measures to GAAP without unreasonable effort as our estimated results are preliminary and may change as we complete the quarter close process and management’s review of our financial statements.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the expected benefits to our sales, earnings, capital investment amounts and ROIC of anticipated new tenant deals with landlords, potential new markets for our stores, the anticipated timing of the launch of RH Leather and RH Rugs, the anticipating timing of the inaugural exhibition for RH Contemporary Art and the launch of our new online Contemporary Art platform, our intention to launch two new businesses, RH Kitchen and RH Antiquities, and the expected benefits to the Company of such businesses, and the Company’s future financial guidance, including for the second fiscal quarter of 2013 and the fiscal year ending February 1, 2014. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, recent changes in general economic conditions and the impact on consumer confidence and consumer spending, changes in customer demand for our products, our ability to anticipate consumer preferences and buying trends, risks related to the number of new business initiatives we are undertaking, risks in the implementation or our real estate portfolio transformation, delays in store openings, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on April 29, 2013 and available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS AND RELATED INFORMATION

TABLE OF CONTENTS

Page 6.	Condensed Consolidated Statements of Operations

Page 7.	Condensed Consolidated Balance Sheets

Page 8.	Condensed Consolidated Statements of Cash Flows

Page 9.	Operating Metrics and Other Data

Page 10.	Reconciliation of Adjusted Income Statement Items

Page 11.	Reconciliation of Net Loss to Operating Income (Loss) and Adjusted Operating Income (Loss)

Page 12.	Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

Page 13.	Reconciliation of GAAP Net Loss to Adjusted Net Income (Loss)

Page 14.	Reconciliation of Net Loss Per Share to Adjusted Net Income (Loss) Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	May 4, 2013	% of Net Revenues	April 28, 2012	% of Net Revenues
Net revenues	$301,337	100.0%	$217,914	100.0%
Cost of goods sold	199,460	66.2%	142,646	65.5%

Gross profit	101,877	33.8%	75,268	34.5%
Selling, general and administrative expenses	101,366	33.6%	77,365	35.5%

Income (loss) from operations	511	0.2%	(2,097)	-1.0%
Interest expense	(840)	-0.3%	(1,575)	-0.7%

Loss before income taxes	(329)	-0.1%	(3,672)	-1.7%
Income tax expense (benefit)	(168)	-0.1%	56	—%

Net loss	$(161)	—%	$(3,728)	-1.7%

Weighted-average shares used in computing basic and diluted net loss per share	38,076,026		1,000
Basic and diluted net loss per share	$—		$(3,728)
Pro forma weighted-average shares used in computing pro forma basic and diluted net loss per share [a]			36,971,500
Pro forma basic and diluted net loss per share			$(0.10)

[a]	On a pro forma basis, basic and diluted shares outstanding for the three months ended April 28, 2012 include (1) the impact of the Company’s reorganization, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012 (the “Reorganization”), as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 4, 2013	February 2, 2013	April 28, 2012
ASSETS
Cash and cash equivalents	$9,669	$8,354	$10,205
Merchandise inventories	365,716	353,329	269,995
Other current assets	176,053	131,075	87,577

Total current assets	551,438	492,758	367,777
Property and equipment—net	123,091	111,406	85,927
Goodwill and other intangibles	172,125	172,724	174,506
Other assets	12,968	12,725	4,849

Total assets	$859,622	$789,613	$633,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$179,420	$145,353	$128,447
Other current liabilities	75,761	74,071	61,360

Total current liabilities	255,181	219,424	189,807
Revolving line of credit and term loan	113,994	82,501	140,263
Other long term liabilities	35,397	36,077	55,825

Total liabilities	404,572	338,002	385,895

Stockholders’ equity	455,050	451,611	247,164

Total liabilities and stockholders’ equity	$859,622	$789,613	$633,059

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(161)	$(3,728)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,630	6,424
Stock-based compensation expense	3,631	387
Other non-cash items	168	147
Change in assets and liabilities:
Merchandise inventories	(12,437)	(24,039)
Accounts payable, accrued expenses, and other	(17,454)	11,842

Net cash used in operating activities	(19,623)	(8,967)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,737)	(6,193)

Net cash used in investing activities	(9,737)	(6,193)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under line of credit	31,493	17,963
Payments on capital leases	(840)	(1,110)

Net cash provided by financing activities	30,653	16,853

Effects of foreign currency exchange rate translation	22	—

Net increase in cash and cash equivalents	1,315	1,693
Cash and cash equivalents
Beginning of period	8,354	8,512

End of period	$9,669	$10,205

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
Growth in net revenues:
Stores [a]	39%	16%
Direct	38%	20%
Total	38%	18%
Retail [b]:
Comparable store sales change [c]	41%	26%
Retail stores open at beginning of period	71	74
Stores opened	2	3
Stores closed	3	3
Retail stores open at end of period	70	74
Retail sales per leased selling square foot [d]	$284	$200
Total leased square footage at end of period (in thousands)	796	802
Total leased selling square footage at end of period (in thousands) [e]	521	522
Direct:
Catalogs circulated (in thousands) [f]	—	14,906
Catalog pages circulated (in millions) [f]	—	7,363
Direct as a percentage of net revenues [g]	47%	47%

[a]	Store data represents retail stores plus outlet stores. Net revenues for outlet stores for the three months ended May 4, 2013 and April 28, 2012 were $14.4 million and $10.9 million, respectively.
[b]	Retail data have been calculated based upon retail stores, which includes our Baby & Child stores, and excludes outlet stores.
[c]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. If a store is closed for seven days during a month, that month will be excluded from comparable store sales. Comparable store net revenues exclude revenues from outlet stores.
[d]	Retail sales per leased selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average leased selling square footage for the period.
[e]	Leased selling square footage is retail space at our stores used to sell our products. Leased selling square footage excludes backrooms at retail stores used for storage office space or similar matters. Leased selling square footage excludes exterior sales space located outside a store, such as courtyards, gardens and rooftops. Leased selling square footage includes approximately 4,500 square feet related to one owned store location.
[f]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[g]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	Reported May 4, 2013	Adjustments	Adjusted May 4, 2013	% of Net Revenues	Reported April 28, 2012	Adjustments	Adjusted April 28, 2012	% of Net Revenues
Net revenues	$301,337	$—	$301,337	100.0%	$217,914	$—	$217,914	100.0%
Cost of goods sold	199,460	—	199,460	66.2%	142,646	—	142,646	65.5%

Gross profit	101,877	—	101,877	33.8%	75,268	—	75,268	34.5%
Selling, general and administrative expenses [a]	101,366	(4,090)	97,276	32.3%	77,365	(1,464)	75,901	34.8%

Income (loss) from operations	511	4,090	4,601	1.5%	(2,097)	1,464	(633)	-0.3%
Interest expense	(840)	—	(840)	-0.3%	(1,575)	—	(1,575)	-0.7%

Income (loss) before income taxes	(329)	4,090	3,761	1.2%	(3,672)	1,464	(2,208)	-1.0%
Income tax expense (benefit) [b]	(168)	1,672	1,504	0.5%	56	(939)	(883)	-0.4%

Net income (loss) [c]	$(161)	$2,418	$2,257	0.7%	$(3,728)	$2,403	$(1,325)	-0.6%

EBITDA [d]	$7,141		$11,231		$4,327		$6,159
Weighted-average shares used in computing basic net income (loss) per share [e]	38,076,026		38,076,026		1,000		36,971,500
Weighted-average shares used in computing diluted net income (loss) per share [e]	38,076,026		38,671,785		1,000		36,971,500
Basic net income (loss) per share	$—		$0.06		$(3,728)		$(0.04)
Diluted net income (loss) per share	$—		$0.06		$(3,728)		$(0.04)

[a]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, non-cash and other one-time compensation, secondary offering costs and lease termination costs. See table titled “Reconciliation of GAAP Net Loss to Adjusted Net Income (Loss)” for additional details.
[b]	Assumes a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Loss to Adjusted Net Income (Loss)” for additional details.
[c]	Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as consolidated net loss less non-recurring and other items. Adjusted net income (loss) is included in this press release because management believes that adjusted net income (loss) provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[d]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (“MIP”). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[e]	On an adjusted basis for the three months ended April 28, 2012, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET LOSS TO OPERATING INCOME (LOSS)

AND ADJUSTED OPERATING INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
Net loss	$(161)	$(3,728)
Interest expense	840	1,575
Income tax expense (benefit)	(168)	56

Operating income (loss)	511	(2,097)
Management and pre-IPO board fees [a]	—	889
Non-cash compensation [b]	3,323	—
Secondary offering fees [c]	767	—
Lease termination costs [d]	—	575

Adjusted operating income (loss)	$4,601	$(633)

[a]	Includes fees and expenses paid in accordance with our management services agreement with Home Holdings, LLC (“Home Holdings”), as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering.
[b]	Includes a non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman.
[c]	Represents legal and other professional fees incurred in connection with our secondary offering.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
Net loss	$(161)	$(3,728)
Depreciation and amortization	6,630	6,424
Interest expense	840	1,575
Income tax expense (benefit)	(168)	56

EBITDA [a]	7,141	4,327
Management and pre-IPO board fees [b]	—	889
Non-cash compensation [c]	3,323	387
Secondary offering fees [d]	767	—
Lease termination costs [e]	—	575
Other [f]	—	(19)

Adjusted EBITDA [a]	$11,231	$6,159

[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by non-recurring and other items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[b]	Includes fees and expenses paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering.
[c]	The three months ended May 4, 2013 includes a non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman. The three months ended April 28, 2012 includes stock-based compensation expense incurred prior to the initial public offering.
[d]	Represents legal and other professional fees incurred in connection with our secondary offering.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates.
[f]	Represents certain other items which management believes are not indicative of our ongoing operating performance, which includes foreign exchange gains and losses for the three months ended April 28, 2012.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
GAAP net loss	$(161)	$(3,728)

Adjustments (pre-tax):
Management and pre-IPO board fees [a]	$—	$889
Non-cash compensation [b]	3,323	—
Secondary offering fees [c]	767	—
Lease termination costs [d]	—	575

Subtotal adjusted items	4,090	1,464
Impact of income tax items [e]	(1,672)	939

Adjusted net income (loss) [f]	$2,257	$(1,325)

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income amounts.
[b]	Includes a non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman.
[c]	Represents legal and other professional fees incurred in connection with our secondary offering.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates.
[e]	Assumes a normalized tax rate of 40% for all periods presented.
[f]	Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as consolidated net loss less non-recurring and other items. Adjusted net income (loss) is included in this press release because management believes that adjusted net income (loss) provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET LOSS PER SHARE TO

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

	Three Months Ended
	May 4, 2013	April 28, 2012
Diluted net loss per share [a]	$—	$(0.10)
EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [b]	$—	$0.02
Non-cash compensation [c]	0.09	—
Secondary offering fees [d]	0.02	—
Lease termination costs [e]	—	0.02

Subtotal adjusted items	0.11	0.04
Impact of income tax items [f]	(0.05)	0.02

Adjusted diluted net income (loss) per share [g]	0.06	$(0.04)

[a]	Pro forma diluted net loss per share for the three months ended April 28, 2012 is calculated based on GAAP net loss and the Company’s vested share count as if (1) the Reorganization and (2) initial public offering had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income amounts.
[c]	Includes a non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman.
[d]	Represents legal and other professional fees incurred in connection with our secondary offering.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates.
[f]	Assumes a normalized tax rate of 40% for all periods presented.
[g]	Adjusted diluted net income (loss) per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income (loss) per share as consolidated net loss less non-recurring and other items divided by the Company’s post-initial public offering share count. Adjusted net income (loss) per share is included in this press release because management believes that adjusted net income (loss) per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.